UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2006

Avon Products, Inc.
(Exact name of registrant as specified in its charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York 10105-0196
(Address of principal executive offices) (Zip Code)

(212) 282-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement

     On August 28, 2006, Avon Products, Inc. (the “Company”) entered into a Japanese Yen 11.0 billion Loan Agreement (the “Agreement”) with The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“Lender”).

     The Agreement provides for a one-year Japanese Yen 11.0 billion uncommitted credit facility, which is approximately $94 million U.S. dollars based on the exchange rate in effect on August 28, 2006. The uncommitted facility is available for general corporate purposes, including working capital and the repayment of outstanding indebtedness. Amounts under the Agreement may be borrowed, repaid and reborrowed by the Company from time to time on or prior to August 28, 2007. Voluntary prepayments by the Company under the Agreement are permitted at any time without fee, other than customary break funding costs, upon proper notice. Unless otherwise expressly agreed to by the Company and Lender, borrowings under the Agreement bear interest at the Lender’s Yen LIBOR rate plus an applicable margin.

     The Agreement includes events of default, which are customary for uncommitted facilities of this type (with customary grace periods, as applicable), including provisions under which, upon the occurrence of an event of default, all outstanding loans under the Agreement may be accelerated. Also under such provisions, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Agreement shall automatically become immediately due and payable.

     The Lender provides or has provided a variety of financial services to the Company and its affiliates, including investment banking, cash management, and interest rate and foreign exchange derivative arrangements.

     The foregoing does not constitute a complete summary of the terms of the Agreement, and reference is made to the complete text of the Agreement, which is attached hereto as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

     The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

(Page 2 of 4 Pages)

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description

10.1	Loan Agreement, dated as of August 28, 2006, by and between Avon Products, Inc. and The Bank of Tokyo-Mitsubishi UFJ, Ltd.

(Page 3 of 4 Pages)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Gilbert L. Klemann, II

Gilbert L. Klemann, II
Senior Vice President and General Counsel

Date: August 31, 2006

(Page 4 of 4 Pages)

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Loan Agreement, dated as of August 28, 2006, by and between Avon Products, Inc. and The Bank of Tokyo-Mitsubishi UFJ, Ltd.